UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSEOF	N/A*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*On March 23, 2026, the NYSE filed a Form 25 relating to the delisting from the NYSE of our ordinary shares. The delisting became effective on March 30, 2026. The ordinary shares will continue to trade over the counter under the symbol “TSEOF.”

EXPLANATORY NOTE

Update on Discussions with Financial Stakeholders

As previously disclosed, Trinseo PLC (the “Company,” “we” or “us”) has been engaged in discussions with its financial stakeholders to review potential alternatives regarding its capital structure, including refinancings, exchange offers, consent solicitations, the issuance of new indebtedness, amendments to the terms of existing indebtedness, and/or other transactions. In connection with these discussions, the Company previously elected to utilize contractually available grace periods for the payment of interest under certain of its debt agreements. As previously disclosed, the Company entered into certain amendments and limited waivers with lenders under certain of its credit facilities and elected not to make certain interest payments upon the expiration of the applicable grace periods for payment of interest under certain of its debt agreements. This Current Report on Form 8-K is being filed to disclose the entry by certain of the Company’s subsidiaries into (i) an amendment and limited waiver under the Company’s Accounts Receivable Securitization Facility (as defined below) and (ii) an amendment to the Company’s SuperPriority Revolver (as defined below), each as described below. The Company intends to continue discussions with its financial stakeholders regarding its capital structure.

ITEM 1.01	Entry into Material Definitive Agreement.

Securitization Waiver

On April 10, 2026 (the “Closing Date”), Trinseo Ireland Global IHB Limited (the “Investment Manager”), Trinseo Holding S.à r.l. (“Trinseo Holding”), and Styron Receivables Funding Designated Activity Company (the “Borrower”), direct and indirect wholly owned subsidiaries of the Company, entered into an amendment and limited waiver (the “Securitization Waiver”) to the Credit and Security Agreement, dated as of July 18, 2024, governing our accounts receivable securitization facility (as amended, the “Accounts Receivable Securitization Facility”) by and among the Investment Manager, the Borrower, GLAS USA LLC, as administrative agent, GLAS Americas LLC, as collateral agent, KKR Credit Advisors (US) LLC, as structuring advisor, and the lenders party thereto, pursuant to which the requisite amount of lenders thereunder agreed to, among other things, (i) extend the temporary limited waiver of certain acceleration and collateral enforcement rights and remedies under such facility until April 30, 2026 (subject to further extension by the requisite lenders), as a result of the nonpayment of interest or principal beyond the applicable grace period under the Senior Loan Agreement, the Super HoldCo Second Lien Indenture and the Super HoldCo Credit Agreement (each as defined in the Securitization Waiver) and certain related notice and cross-defaults, (ii) reduce the advance rate thereunder from 92.5% to 90%, and (iii) amend certain other definitions, covenants and provisions thereunder.

In connection with the Securitization Waiver, the Borrower agreed to pay a structuring fee on the Closing Date equal to 0.25% of the aggregate amount of revolving commitments under the Accounts Receivable Securitization Facility.

The description of the Securitization Waiver included in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Securitization Waiver, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Revolver Amendment

On April 10, 2026, Trinseo Luxco S.à r.l. (“Trinseo Luxco”), Trinseo Holding, Trinseo Materials Finance, Inc. (together with Trinseo Holding, the “Borrowers”), Trinseo Ireland Global IHB Limited, and Trinseo Services Ireland Limited, direct and indirect wholly owned subsidiaries of the Company, entered into an amendment (the “Second Amendment”) to the credit agreement governing our super-priority revolving credit facility dated, January 17, 2025 (as amended, the “SuperPriority Revolver”), by and among Trinseo Luxco, the Borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, pursuant to which, among other things, (i) the requisite amount of lenders thereunder agreed to, among other things, amend certain definitions, covenants and provisions thereunder, and (ii) certain lenders agreed to provide incremental senior secured revolving credit commitments (the “2026 Incremental Revolving Commitments”) to the Borrowers under the SuperPriority Revolver in an aggregate principal amount of $50,000,000 (the “2026 Incremental Revolving Facility”).

Borrowings under the 2026 Incremental Revolving Facility may be used to fund working capital, for general corporate purposes, and for any other purposes not prohibited by the SuperPriority Revolver. Amounts borrowed under the 2026 Incremental Revolving Facility and repaid may not be reborrowed. The entire outstanding principal amount (if any) of the 2026 Incremental Revolving Facility is due and payable at maturity thereof. The 2026 Incremental Revolving Facility is scheduled to mature on February 2, 2028.

On the Closing Date, the Borrowers made a borrowing of revolving loans under the 2026 Incremental Revolving Facility in an aggregate principal amount of $10,400,000. The remaining amount of the 2026 Incremental Revolving Commitments may be borrowed in up to two subsequent draws, subject to satisfaction of certain conditions. and liquidity requirements. The revolving loans under the 2026 Incremental Revolving Facility bear interest at a rate per annum equal to, at the Borrowers’ election, either (i) a Term SOFR based rate (subject to a 0.00% floor), plus an applicable margin of 9.00%, or (ii) an alternate base rate (subject to a 0.00% floor), plus an applicable margin of 8.00%. Interest payments under the 2026 Incremental Revolving Facility are payable in kind on the applicable payment date thereof. In addition, the 2026 Incremental Revolving Facility provides for a quarterly unused line fee on the unused portion of the 2026 Incremental Revolving Facility, at a rate per annum equal to 0.375%. In connection with the Second Amendment, the Borrowers agreed to pay a closing fee to the lenders under the 2026 Incremental Revolving Facility, payable in-kind on the Closing Date, in an amount equal to 3.50% of the aggregate amount of the 2026 Incremental Revolving Commitments.

The obligations of each Borrower under the 2026 Incremental Revolving Facility are guaranteed by the same guarantors, and secured by the same collateral as the existing revolving facility under the SuperPriority Revolver. The 2026 Incremental Revolving Facility is subject to substantially the same terms as the existing revolving facility under the SuperPriority Revolver, including with respect to representations and warranties, mandatory prepayments, affirmative and negative covenants, and events of default.

The description of the Second Amendment included in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second Amendment, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated herein by reference.

Cautionary Note on Forward Looking Statements

This Current Report may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, outcome of discussions with our financial stakeholders regarding our capital structure; our ability to successfully restructure our indebtedness through an in-court or out-of-court process; our ability to obtain necessary waivers, consents or amendments from our lenders; our ability to successfully execute our overall business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; our ability to successfully implement and complete proposed restructuring initiatives and to successfully generate cost savings through such initiatives; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A — “Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

ITEM 9.01	Exhibits.
10.1	Limited Waiver and Third Amendment, dated as of April 10, 2026, to the Credit and Security Agreement dated as of July 18, 2024, by and among Trinseo Holding S.à r.l., Styron Receivables Funding Designated Activity Company, Trinseo Ireland Global IHB Limited, GLAS USA LLC, as administrative agent, GLAS Americas LLC, as collateral agent, KKR Credit Advisors (US) LLC, as structuring advisor, and the lenders party thereto
10.2*	Second Amendment, dated as of April 10, 2026, to the Credit Agreement dated as of January 17, 2025, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., Trinseo Ireland Global IHB Limited, Trinseo Services Ireland Limited, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted schedules and exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: April 13, 2026